UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 27, 2019

ZOSANO PHARMA CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-36570	45-4488360
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

34790 Ardentech Court

Fremont, CA 94555

(Address of principal executive offices) (Zip Code)

(510) 745-1200

(Registrant’s telephone number, include area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.0001 par value	ZSAN	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.01.	Entry into a Material Definitive Agreement.

On November 27, 2019, Zosano Pharma Corporation (the “Company”) entered into a securities purchase agreement (the “Securities Purchase Agreement”) with certain investors pursuant to which it agreed to sell an aggregate of 2,181,034 shares of its common stock (the “Shares”) to such investors at a purchase price of $1.45 per Share. The closing of the offering is expected to occur on December 2, 2019.

The offer and sale of the Shares are being made pursuant to the Company’s shelf registration statement on Form S-3 (SEC Registration No. 333-229686), which became effective on March 27, 2019 (the “Shelf Registration Statement”), and a related prospectus supplement.

The foregoing summary of the Securities Purchase Agreement is subject to, and qualified in its entirety by reference to, the Securities Purchase Agreement, which is attached hereto as Exhibit 10.1, and is incorporated herein by reference.

A copy of the opinion of Latham & Watkins LLP relating to the validity of the securities issued in the offering is filed herewith as Exhibit 5.1.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

5.1	Opinion of Latham & Watkins LLP

10.1†	Securities Purchase Agreement, dated November 27, 2019, among the Company and the investors party thereto

23.1	Consent of Latham & Watkins LLP (included in Exhibit 5.1)

†	Certain portions of this Exhibit that constitute confidential information have been redacted in accordance with Regulation S-K, Item 601(b)(10).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 27, 2019	ZOSANO PHARMA CORPORATION

	By:	/s/ Gregory Kitchener
Gregory Kitchener
Chief Financial Officer